UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2025

IN8bio, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39692	82-5462585
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 5th Avenue, Suite 5330 New York, New York	10118
(Address of Principal Executive Offices)	(Zip Code)

646 600-6438

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	INAB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

IN8bio, Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”) on May 8, 2025. The final results for each of the proposals submitted to a vote of the Company’s stockholders at the Annual Meeting are set forth below. These proposals are described in detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 17, 2025.

Proposal No. 1: Election of three nominees to serve as directors until the 2028 annual meeting of stockholders and until their respective successors are elected and qualified. All nominees were elected. The votes were cast as follows:

Name	Votes For	Votes Withheld	Broker Non-Votes
Emily Fairbairn	30,676,601	3,309,277	12,912,395
Jeremy Graff	30,513,135	3,472,743	12,912,395
Luba Greenwood	32,635,426	1,350,452	12,912,395

Proposal No. 2: Ratification of the selection of CohnReznick LLP as independent registered public accounting firm for the fiscal year ending December 31, 2025. The appointment was ratified. The votes were cast as follows:

	Votes For	Votes Against	Abstained
Ratification of appointment of CohnReznick LLP	44,955,278	503,043	1,439,952

Proposal No. 3: Approval of a series of alternate amendments to the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split of the Company’s common stock (the “Reverse Stock Split Proposal”).

	Votes For	Votes Against	Abstained
Reverse Stock Split Proposal	43,559,092	3,249,100	90,081

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IN8bio, Inc.

Dated: May 9, 2025	By:	/s/ Patrick McCall
Patrick McCall
Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)